SECURITIES AND EXCHANGE COMMISSION

                Washington, D.C. 20549

                       Form 8-K

                    CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                 EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 7, 2005



            KENNETH COLE PRODUCTIONS, INC.
 (Exact name of registrant as specified in its charter)

            Commission File Number  1-13082


            New York                    13-3131650
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)         Identification Number)

603 West 50th Street, New York, NY               10019
(Address of principal executive offices)       (Zip Code)

  Registrant's telephone number, including area code
                    (212) 265-1500


                    Not Applicable
 (Former name or former address, if changed since last report)

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Item 8.01.  Other Events.


On  April  7, 2005 the Compensation Committee  of  Kenneth
Cole
Productions,  Inc. accelerated the vesting  of  250,000
"out-of-the-money"  stock options held  by  Kenneth  D.
Cole.   These options were originally granted on August
4,  2004  and  would  have  vested  ratably  in  annual
installments  on  the next three anniversaries  of  the
date  of grant.  The per share exercise price for these
options  is  $32.09, which was above  the  $30.34  fair
market  value of the Company's Class A common stock  on
the   date  of  acceleration.   The  purpose   of   the
acceleration   is  to  eliminate  future   compensation
expense  recognition  the Company  would  otherwise  be
required  to  recognize  in its income  statement  with
respect   to  these  accelerated  options   once   FASB
Statement No. 123R becomes effective in July  of  2005.
The estimated future expense recognition that will be eliminated is approximately $2,781,000. The Committee believes that retention is not an issue with regard to Mr. Cole and therefore agreed to accelerate the options to avoid recognizing an expense in the Company's future financial statements.







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                      SIGNATURES


Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.




                              Kenneth Cole Productions, Inc.
                              Registrant



Dated: April 11, 2005         By: /s/ DAVID P.EDELMAN
                              Name: David P. Edelman
                              Title: Chief Financial Officer